                                                                   EXHIBIT 23.3





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-4 of our reports dated January 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1995 and to the reference to us under the heading "Independent Accountants" in the Proxy Statement/Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

Stamford Connecticut
September 10, 1996